Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Registration Statement Amendment No. 1 on Form S-3 to Form S-1, of our report dated March 20, 2008, relating to the financial statements of United States Natural Gas Fund, LP as of December 31, 2007 and 2006 and for the periods then ended, and to the reference to our Firm as “Experts” in the Prospectus.

/s/ SPICER JEFFRIES LLP

Greenwood Village, Colorado
May 1, 2008